EXHIBIT 21

CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems S.A.	Argentina
Checkpoint Systems (Aust/NZ) Pty Ltd	Australia
Meto Australia Pty Ltd	Australia
Checkpoint Systems Bangladesh Limited	Bangladesh
Actron Belgium and Luxemburg N.V.	Belgium
Checkpoint do Brasil Ltda.	Brazil
Checkpoint Systems Canada ULC	Canada
Checkpoint Caribbean Ltd	Cayman Islands
Brilliant Garment Accessories (Dong Guan) Ltd.	China
Brilliant Label (Dongguan) Manufacturing Limited	China
Checkpoint Commercial (Shanghai) Co. Ltd.	China
Checkpoint Systems (ZJG) Co. Ltd.	China
Guangdong Checkpoint Brilliant Label and Sign Ltd.	China
Shanghai Asialco Electronics Co. Ltd.	China
Sidep Electronics (Shanghai) Co. Ltd.	China
Checkpoint Systems Danmark A/S	Denmark
Cybsa Adapt SA de CV	El Salvador
Checkpoint Systems Finland Oy	Finland
Checkpoint Systems France S.A.S.	France
Checkpoint Solutions GmbH	Germany
Checkpoint Systems GmbH	Germany
Checkpoint Systems Holding GmbH	Germany
Checkpoint Systems International GmbH	Germany
Shore to Shore Lacar, Ltda.	Guatemala
Shore to Shore Centroamerica S.A.	Guatemala
ADAPT Identification (HK) Ltd.	Hong Kong
Asange Limited	Hong Kong
Ashanko Limited	Hong Kong
Checkpoint Apparel Labelling Solutions Asia Ltd.	Hong Kong
Brilliant Labels International Limited	Hong Kong
Checkpoint Labelling Services Hong Kong Limited	Hong Kong
Checkpoint Systems Hong Kong Limited	Hong Kong
Invizion Limited	Hong Kong
Shore to Shore (Far East) Limited	Hong Kong
Adapt Identification India Private Limited	India
Checkpoint Checknet India Private Limited	India
Checkpoint Systems India Private Limited	India
OATSystems Software India Private Limited	India
Shore to Shore Merchandise Identification Systems Private Limited	India
Checkpoint Systems Italia S.p.A.	Italy
Checkpoint Manufacturing Japan Co. Ltd.	Japan
Checkpoint Systems Japan Co. Ltd.	Japan
Adapt Seoul Co. Ltd.	Korea
Checkpoint Systems (M) Sdn Bhd	Malaysia
Checkpoint Systems Sales (M) Sdn Bhd	Malaysia
Checkpoint de México, S.A. de C.V.	Mexico

Checkpoint Holland Holding B.V.	Netherlands
Checkpoint Holland Treasury B.V.	Netherlands
Checkpoint Systems Benelux B.V.	Netherlands
Kimball Systems B.V.	Netherlands
CP International Systems C.V.	Netherlands
Checkpoint Limited	New Zealand
Checkpoint Systems Norge as	Norway
Checkpoint Systems Software Development and Maintenance (Philippines) Inc.	Philippines
Checkpoint Systems (CEE) Spóika z.o.o.	Poland
Checkpoint Portugal Sistemas Anti-Furto S.A.	Portugal
Checkpoint Systems Technology Singapore Pte. Ltd	Singapore
Checkpoint Systems Espana S.L.U.	Spain
Shore to Shore (PVT) Ltd.	Sri Lanka
Checkpoint Systems Sverige AB	Sweden
Turn-O-Matic International AB	Sweden
Checkpoint Systems AG	Switzerland
Checkpoint Checknet Etiket Limited Sirketi	Turkey
Actron UK Limited	United Kingdom
ADS (United Kingdom) Ltd.	United Kingdom
ADS Worldwide Ltd.	United Kingdom
Checkpoint Systems (UK) Limited	United Kingdom
Evagard Limited	United Kingdom
Meto UK Ltd	United Kingdom
W Print Europe Limited	United Kingdom
ADAPT Identification LLC	United States
Checkpoint International L.L.C.	United States
Checkpoint Systems Holding, Inc.	United States
J&F International USA, Inc.	United States
OAT Systems, Inc.	United States